Exhibit 10.15

Interests and Liabilities Agreement

of

Catlin Insurance Company Ltd.

Hamilton, Bermuda

(hereinafter referred to as the “Subscribing Reinsurer”)

with respect to the

Multi-Year Excess Catastrophe

Reinsurance Contract

Effective: June 1, 2008

issued to

Homeowners Choice Property and Casualty Insurance Company

Port St. Lucie, Florida

and

any other insurance companies which are now or

hereafter come under the ownership, control or management of

Homeowners Choice Property and Casualty Insurance Company

(hereinafter referred to collectively as the “Company”)

It Is Hereby Agreed that the Subscribing Reinsurer shall have a $2,485,500 part of the Per Loss Occurrence Limit of Liability for all excess layers combined for each Contract Year share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above. As respects the Subscribing Reinsurer’s share in the attached Contract, at the beginning of each Contract Year the Subscribing Reinsurer’s $2,485,500 share shall be allocated by the Company between the excess layers for that Contract Year, and the amount allocated to each excess layer shall be divided by the Reinsurer’s Per Loss Occurrence Limit of Liability for that Contract Year for that excess layer to determine the Subscribing Reinsurer’s percentage share in the interests and liabilities of the “Reinsurer” for that excess layer for that Contract Year. The Subscribing Reinsurer’s percentage shares for the first Contract Year are agreed to be equal to the following:

12.0%    of the First Multi-Year Excess Catastrophe Reinsurance         GA1000177598

11.0%    of the Second Multi-Year Excess Catastrophe Reinsurance    GA9000177602

It Is Further Agreed that this Agreement shall become effective on June 1, 2008, and shall continue in force until May 31, 2011, both days inclusive, Local Standard Time at the location where the Loss Occurrence commences, unless earlier terminated in accordance with the provisions of the attached Contract.

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It Is Also Agreed that the Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the parties hereto by their respective duly authorized representatives have executed this Agreement as of the dates undermentioned at:

Port St. Lucie, Florida, this                  day of                                  in the year            .

Homeowners Choice Property and Casualty Insurance Company (for and on behalf of the “Company”)

Hamilton, Bermuda, this 25th day of July in the year 2008.

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